Exhibit 10.2


                                      AMENDMENT
                                          TO
                   THE AMENDED AND RESTATED VEECO INSTRUMENTS INC.
                     1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


                     Amendment, dated May 15, 1996, to the Amended and Restated Veeco Instruments Inc. 1994 Stock Option Plan for Outside Directors (the "Directors Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Directors Plan.

                     1. Section 2.1 of the Directors Plan is hereby amended and restated in its entirety to read as follows:

                     "2.1 Shares Subject to Plan

                         The maximum number of Shares that may
                     be issued or transferred pursuant to
                     Options under this Plan shall be 50,000.
                     The Company shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each. If any Shares that have been subject to an Option cease to be subject thereto, such Shares may again be the subject of Options hereunder."

                     2. As amended by paragraph 1 hereof, all of the provisions of the Directors Plan shall remain in full force and effect.

                     3. This Amendment was approved by the Board of Directors of the Company on March 25, 1996 and by the stockholders of the Company on May 15, 1996.